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                                                                   EXHIBIT 10.36

                       U.S. SMALL BUSINESS ADMINISTRATION
                             WASHINGTON, D.C. 20416


                                                          License No. 02/02-5388


Alvin Murstein
Chairman of Board of Directors
 and Chief Executive Officer
Transportation Capital Corp.
205 East 42nd Street, Suite 2020
New York, New York 10017

Dear Mr. Murstein:

We have reviewed the request recently submitted, by facsimile, by William A. Kirk of Reid & Priest, LLP on behalf of Transportation Capital Corp. ("Licensee") for approval to amend Licensee's Articles of Incorporation. The amendment would allow the Licensee to invest in small businesses other than Disadvantaged Businesses (as defined in 13 CFR (S)107.50). It has been determined that the amendment, as presented, is acceptable.

Prior to the filing of this amendment, with the Secretary of State's Office in New York, the licensee is required to agree and accept the following terms and conditions of SBA's approval of Licensee's request. By countersigning this letter, Licensee hereby agrees to each such term and condition. All capitalized terms used but not defined herein shall have the meanings assigned to such terms in 13 CFR Part 107.

     1. Immediately prior to making any investment in a small business other than a Disadvantaged Business (a "Non-Disadvantaged Business Financing"), Licensee must have, in its portfolio, investments in Disadvantaged Businesses with an aggregate cost basis at least equal to the sum of the following, each measured at the time of the Non-Disadvantaged Business Financing:

          (i) the principal amount of Licensee's outstanding debentures on which SBA is still paying a portion of the interest,

          (ii) the value of SBA's remaining Liquidating Interest (as defined in Licensee's 3% Preferred Stock Repurchase Agreement with SBA), and

          (iii) the amount of any 3% preferred stock dividends not yet "amortized" under Licensee's 3% Preferred Stock Repurchase Agreement.

     2. For each Non-Disadvantaged Business Financing, Licensee must prepare and maintain in the portfolio concern financing files, a supplemental worksheet demonstrating Licensee's compliance with Item #1 above.
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     3.   Each Non-Disadvantaged Business Financing by Licensee will be subject to the 20% overline limitation applicable to financings by Section 301
          (c) Licensees (as set forth in 13 CFR (S) 107.740 (a)(1)). Each financing of a Disadvantaged Business by Licensee will be subject to the 30% overline limitation applicable to financings by Section 301
          (d) Licensees (as set forth in 13 CFR (S) 107.740 (a)(2)).

     4. Licensee's maximum permitted capital impairment percentage will continue to be 75% until Licensee issues new Leverage or "rolls over" existing Leverage. For purposes of the new or rollover Leverage only, Licensee's maximum permitted capital impairment percentage will be the relevant percentage applicable to a Section 301 (c) Licensee under 13 CFR (S) 107.1830 (c) (2).

     5. Licensee may continue to treat the amount in its Restricted Contributed Capital Surplus Account as Regulatory Capital for purposes of computing its overline limitation under 13 CFR (S) 107.740 and its capital impairment under 13 CFR (S) 107.1840.

This letter agreement, if countersigned by Licensee, will constitute a written agreement with SBA and any failure to comply with any of the terms hereof will constitute nonperformance of this agreement under 13 CFR (S) 107.507(a). Once executed by Licensee and SBA, this letter agreement shall be in full force and effect until such time as both parties agree in writing to its termination or modification.

Please indicate your approval and acceptance of this letter agreement by having an authorized officer execute both copies of this letter, affix the corporate seal, and return both copies to SBA. A signed copy will be returned to you. Upon receipt of the signed copy, Licensee may file the amendment with the appropriate State office and may begin making Non-Disadvantaged Business Financings in accordance with this letter agreement. Licensee should submit a certified copy of the filed amendment to SBA.

Sincerely,

/s/ Don A. Christensen

Don A. Christensen
Associate Administrator
 for Investment

Enclosure
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Approved and accepted this 21 day of February, 1997.

                              Transportation Capital Corp.


                              By: /s/ Alvin Murstein
                                 ----------------------
                                 Name:   Alvin Murstein
                                 Title:  Chairman


Corporate Seal

Attested /s/ Marie Russo
        ------------------
             Secretary

cc:  Daniel F. Baker
     Treasurer and Chief Financial Officer